UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2016 (May 9, 2016)

AXION INTERNATIONAL HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-13111 (Commission File Number)	84-0846389 (IRS Employer Identification No.)

4005 All American Way, Zanesville, Ohio (Address of principal executive offices)	43701 (Zip Code)

Registrant’s telephone number, including area code: (740) 452-2500

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership

On December 8, 2015, Axion International Holdings, Inc. (the “Company”, and along with its wholly-owned subsidiaries, the “Debtors”)) filed an 8-K with the U.S. Securities and Exchange Commission to disclose its Chapter 11 bankruptcy filing in Delaware on December 2, 2015 (the “Bankruptcy Filing”). On January 15, 2016, the Company filed an 8-K with the U.S. Securities and Exchange Commission to disclose as a result of the Bankruptcy Filing, the Company would no longer file periodic reports under the Securities Exchange Act of 1934 and its shares will no longer be eligible for legend removal under Rule 144 for failure to continue to meet the current reporting requirement under Rule 144.

Pursuant to the rules and requirements under its Bankruptcy Filing, the Company files monthly financial reports with the U.S. Trustees with the U.S. Bankruptcy Court District of Delaware (the “Monthly Operating Reports”). The Monthly Operating Reports for February 2016 were prepared and filed for (i) the Company, (ii) its wholly-owned operating subsidiary Axion International, Inc. and (iii) its dormant wholly-owned subsidiary Axion Recycled Plastics Incorporated on April 18, 2016. Contained within these Monthly Operating Reports is information as to the assets and liabilities of the Company approximately as of the date that the order confirming the Plan was enetered. Copies of these Monthly Operating Reports are included herewith as Exhibits to this Form 8-K.

Order Confirming Plan of Liquidation

On May 9, 2016, the Honorable Christopher S. Sontchi of the United States Bankruptcy Court for the District of Delaware entered the “Findings of Fact, Conclusions of Law, and Order Under 11 U.S.C. Sections 363 and 1129 and Federal Rules of Bankruptcy Procedure 3020 and 9019 (i) Confirming the Joint Plan of Liquidation, (ii) Approving the Global Settlement as Described in the Joint Plan of Liquidation, and (iii) the Sale of Substantially all of the Debtors’ Assets as Described in the Joint Plan of Liquidation”.

The Joint Plan of Liquidation (the “Plan”) embodied a settlement among the proponents which included:

(a) In settlement of the Lien Challenge and the Trustee Motion, Allen Kronstadt and Plastic Ties, LLP (together “Kronstadt”) deposited $312,500 in cash in an escrow account with the Official Committee of Unsecured Creditors (“Committee”) counsel. On the Effective Date of the Plan, the $312,500 will be transferred to the Settlement Trust. If any of the conditions to Confirmation of the Plan, as set forth in Article IX.A. thereof do not occur and are not waived, the $312,500 in the escrow account will be returned to Kronstadt. In addition, on the Effective Date, the Debtors will transfer all Avoidance Actions other than Avoidance Actions against Industrial Rigging to the Settlement Trust along with all proceeds therefrom. Such Avoidance Actions will be transferred free and clear of Liens, Claims and encumbrances, as, Kronstadt specifically releases his Liens on the Avoidance Actions. If the Effective Date of the Confirmed Plan does not occur, the Committee will be able to pursue the Lien Challenge and the Trustee Motion.

(b) Through May 9, 2016, Plastic Ties has provided debtor-in-possession financing of $2,050,000 to the Debtors pursuant to the Financing Orders to allow the Debtors to operate through the Effective Date and to pay the Debtors’ and the Committee’s Professionals.

(c) The Debtors will pay the following professional fees: (a) Gordian (investment banker to the Debtors): $200,000; (b) Bayard (bankruptcy counsel to the Company): $312,500; (c) all of the Committee’s professionals in the aggregate $350,000; and (d) Greenberg Traurig (Company’s general counsel): $37,500. The agreed cap on Professional fees does not include the expenses of the professionals, estimated at $30,000.

(d) The Committee has covenanted not to commence or otherwise prosecute any preference action which it receives from the Debtors.

(e) Debtors will use commercially reasonable efforts to keep the General Unsecured Claims in the aggregate to a maximum of $2.5 million, not including General Unsecured Claims asserted by Sicut Enterprises Limited.

(f) The Debtors’ obligations to Eagle Bank have been paid by the guarantors of the Eagle Bank debt, including Kronstadt. Kronstadt has agreed to waive his General Unsecured Claims, if any, arising from such payment, whether by subrogation or otherwise. The Debtors will use their commercially reasonable efforts to cause the additional guarantors to waive their respective General Unsecured Claims, if any, whether by subrogation or otherwise, arising from payment of the Eagle Bank obligations.

(g) The sale of substantially all of the Debtors’ assets was conducted pursuant to bidding procedures that have been approved by all of the Plan Proponents. As part of those bidding procedures, Kronstadt credit bid $2,601,000 and Plastic Ties credit bid $1,087,500 of its DIP Loan Obligations outstanding as of the auction date.

(h) The Committee has adjourned the Trustee Motion sine die filed with the Bankruptcy Court by the Committee on February 4, 2016 seeking appointment of a chapter 11 trustee. The Lien Challenge Deadline has been extended to May 11, 2016 and the Committee will take no action on its Lien Challenge which included the challenges to the extent, validity and priority of certain liens of Kronstadt and the other estate causes of actions, subject to Confirmation of the Plan. Since the Plan has been confirmed, and $312,500 is made available for the benefit of General Unsecured Creditors, then the Trustee Motion shall be deemed as dismissed with prejudice and the Lien Challenge Period will expire two (2) business days after the Effective Date of the Plan.

(i) This Plan provides for releases of and from all Causes of Action, and exculpation, of (i) the Debtors and their Affiliates, officers, directors, employees, members, representatives, advisors, counseling agents and any Professionals of the Debtors; and (ii) the Committee, its members in their capacity as members of the Committee on or after the Petition Date, and any Professionals of the Committee. This Plan also provides for releases of and from all Causes of Action including, without limitation, the Lien Challenge, and exculpation, of the Kronstadt Parties and their Affiliates, officers, directors, employees, members, representatives, advisors, counseling agents or any professionals of the Kronstadt Parties and their Affiliates, as well as exculpation for the Distribution Agent, the Settlement Trustee and the Settlement Trust Committee.

(j) On the Effective Date, all notes, stock, instruments, certificates and other documents evidencing any claims or equity interests shall be cancelled and shall be of no further force, whether surrendered for cancellation or otherwise. There were 54,121,611 shares of common stock and the 407,998 shares of preferred stock outstanding as of May 9, 2016.

Item 9.01              Exhibits

(d)  Exhibits

Exhibit
Number	Description of Exhibit

99.1	Joint Liquidating Plan.
99.2	Monthly Operating Report – Axion International, Inc.
99.3	Monthly Operating Report – Axion International Holdings, Inc.
99.4	Monthly Operating Report – Axion Recycled Plastics Incorpora

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 18, 2016	AXION INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Donald W. Fallon
Donald W. Fallon Chief Financial Officer